SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2007

ENVIRONMENTAL ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12914	43-1953030
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3350 Americana Terrace, Suite 215

Boise, Idaho 83706

 (Address of principal executive offices) (Zip Code)

(208) 287-4471

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On January 29, 2007, Environmental Energy Services, Inc. (the “Company”) began a private offering of up to $12,500,000 of its Series A Convertible Preferred Stock at $2.50 per share.  The total number of shares that may be sold in the offering is 5,000,000.  The offering is limited to accredited investors.  The proceeds will be used as working capital and drilling capital for its Mirror Image prospect located in Louisiana and its working interest in the Fayetteville Shale Field in Arkansas.

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The Company believes the offering is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

Item 3.03.  Material Modification to Rights of Security Holders.

The Company recently amended its Certificate of Incorporation to modify the terms of its Series A Convertible Preferred Stock.  Certain of the amendments may be deemed to have a material effect of the Company’s common stock, which is registered under Section 12 of the Securities Exchange Act of 1934.  See Item 5.03 herein.

In addition, the Company’s board of directors recently approved a 1 for 10 reverse stock split.  The board of directors decided to effect a reverse stock split in order to increase the Company’s share price and make the Company more attractive for financing the Company’s future operations.  The reverse stock split has also been approved by shareholders holding a majority of the Company’s outstanding shares of common stock.  The reverse stock split will be effected promptly after the Company obtains approval of an Information Statement on Schedule 14C and the Information Statement is disseminated to shareholders.

Section 5 – Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 19, 2007, the Company’s board of directors approved an amendment to the Company’s Certificate of Incorporation to delete the Company’s modify the terms of the Company’s Series A Convertible Preferred Stock.  Prior to the amendment, all shares of Series A Preferred Stock had been converted into common stock, and there were none outstanding.  The Company subsequently filed a Certificate of Amendment with the State of Delaware to effect the amendment.  By the amendment, the Company authorized the issuance of 5,000,000 shares of Series A Convertible Preferred Stock with the following terms:

•

a liquidation preference of $2.50 per share;

•

mandatory dividends of $0.30 per year, payable quarterly;

•

the right of holders to convert any dividends that are in arrears into common stock at the current market price, subject to a minimum of $0.20 per share;

•

the right of the Company to redeem any shares of preferred stock at any time that the current market price of the Company’s common stock is greater than $0.50 per share;

•

the right of holders to convert their shares of preferred stock into the following number of shares of common stock: the sum of (a) the number obtained by dividing the liquidation preference of the preferred shares by $0.20 per share, and (b) the number obtained by dividing the amount of accrued but unpaid dividends by the current market price of the common stock, subject to a minimum of $0.20 per share;

•

each share has one vote per share;

•

whenever dividends are in arrears for twelve calendar months or more, preferred stockholders have the right as a class to elect two (2) directors to the Company’s board of directors.

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Shortly thereafter, the Company commenced a private offering of shares of up to $12,500,000 of Series A Convertible Preferred Stock at $2.50 per share.  See Item 3.02.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired:  Not applicable.

(b)

Pro Forma Financial Information:  Not applicable.

(c)

Exhibits:

Regulation S-B No.	Description
3	Certificate of Amendment to Certificate of Incorporation

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENVIRONMENTAL ENERGY SERVICES, INC.
Date: February 14, 2007	/s/ A. Leon Blaser
By: A. Leon Blaser, Chief Executive Officer

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